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EXHIBIT 8.1



                    [ LETTERHEAD OF CHOATE, HALL & STEWART ]




                                                           June 26, 2003

GSLI Corp
GSI Lumonics Inc.
39 Manning Road
Billerica, Massachusetts  01821

Ladies and Gentlemen:

         We have acted as United States counsel to GSLI Corp and to GSI Lumonics Inc. in connection with the proposed arrangement involving GSLI Corp, a Delaware corporation ("GSI Delaware"), GSI Lumonics Inc., a New Brunswick corporation ("GSI Canada"), GSLI Canada, ULC, a Nova Scotia unlimited liability corporation ("Callco"), and GSI Canada's shareholders (the "Arrangement"). The Arrangement and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of GSI Delaware, which includes GSI Canada's Management Information Circular and GSI Delaware's Proxy Statement / Prospectus (the "Proxy Circular-Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Act"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

         This opinion is based on United States federal income tax law in effect as of the date hereof, which law is comprised of the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed treasury regulations promulgated thereunder ("Treasury Regulations"), and current administrative rulings, notices and court decisions, all of which are subject to change, possibly with retroactive effect. No advance income tax ruling has been sought or obtained from the Internal Revenue Service regarding the United States federal income tax consequences of any of the transactions described in the Registration Statement.

         This opinion does not address aspects of United States taxation other than United States federal income taxation, nor does it address all aspects of United States federal income taxation that may be applicable to particular United States Holders subject to special rules, including, without limitation, dealers in securities, traders in securities that


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GSLI Corp / GSI Lumonics Inc.
June 26, 2003


elect to use a mark-to-market method of accounting for their securities holdings, insurance companies, financial institutions, broker-dealers, tax exempt organizations and United States Holders who would be treated as owning 10% or more of the voting power of GSI Canada. In addition, this opinion does not address the United States state or local tax consequences or the foreign tax consequences of any of the transactions described in the Registration Statement or the receipt and ownership of shares of GSI Delaware common stock.

         In connection with this opinion, we have examined and are familiar with the Registration Statement and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Arrangement will be completed in the manner contemplated by the Registration Statement and in accordance with applicable law and (ii) the truth and accuracy of factual representations made by GSI Delaware, GSI Canada and Callco.

         We are members of the bar of The Commonwealth of Massachusetts and are not admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any other jurisdiction other than the federal laws of the United States of America in respect of the opinions set forth herein.

         Because this opinion is being delivered prior to the effective time of the Arrangement, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Arrangement or that contrary positions may not be taken by the Internal Revenue Service.

         Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Income Tax Considerations To Shareholders - United States Federal Income Tax Considerations of the Arrangement," subject to the limitations, assumptions and qualifications described therein, sets forth the material United States federal income tax consequences generally applicable to United States Holders who receive shares of GSI Delaware common stock pursuant to the Arrangement.

         This opinion is furnished to you for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material United States federal income tax consequences of the Arrangement, including the Proxy Circular-Prospectus constituting part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts"


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GSLI Corp / GSI Lumonics Inc.
June 26, 2003



as used in the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is as of the date hereof. We disclaim any responsibility to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.


                                          Very truly yours,


                                             /s/  CHOATE, HALL & STEWART
                                          -----------------------------------
                                                  Choate, Hall & Stewart
















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